UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 13, 2008

Rohat Resources, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-1399326	20-5913810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 Graveley Street
Vancouver, British Columbia, Canada V5L 3B6
(Address of principal executive offices)

(604) 408-1710
(Issuer's Telephone Number)

Copies to:
Bartly J. Loethen, Esq.
Synergy Law Group, LLC
730 West Randolph Street, Suite 600
Chicago, IL 60661
Phone: 312-454-0015
Fax: 312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 13, 2008, John P. Hynes III (the “Purchaser”), entered into a Stock Purchase Agreement (the “Purchase”), with Delara Hussaini and Angela Hussaini (“Sellers”), pursuant to which the Sellers sold in the aggregate 4,000,000 (3,700,000 shares from Delara Hussaini and 300,000 shares from Angela Hussaini) shares of Common Stock of Rohat Resources, Inc., a Nevada corporation (the “Company”), collectively representing approximately 61.65% of the total issued and outstanding shares of Common Stock of the Company.

Item 5.01  Changes In Control Of Registrant

Upon the closing of the Purchase, the Purchaser acquired an aggregate of 4,000,000 shares of Common Stock, or approximately 61.65% of the issued and outstanding Common Stock and attained voting control of the Company.

We are presently authorized to issue 100,000,000 shares of common stock. As of September 13, 2008, there are 6,487,500 shares of Common Stock issued and outstanding.

The following table sets forth certain information as of September 13, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned[1]
John P. Hynes III	4,000,000	61.65%
All officers and directors as a group (1 person)	4,000,000	61.65%

1Percentage ownership is based on an assumption of 6,487,500 shares of common stock outstanding as of September 13, 2008. There are no outstanding options, warrants or other securities convertible into our Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 13, 2008, Delara Hussaini resigned as President, Secretary, Treasurer and Director of the Company.

Effective September 13, 2008, Angela Hussaini resigned as Director of the Company.

Effective September 13, 2008, John P. Hynes III, as the holder of a majority of the issued and outstanding shares of the Company’s common stock, elected John P. Hynes, III, as Director of the Company, and the Board of Directors subsequently on September 13, 2008, appointed John P. Hynes as President, Secretary, and Treasurer of the Company.

Directors serve one year terms or until their successors are elected. The company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions due to the limited scope of its operations in the past. All such applicable functions have been performed by the Board of Directors as a whole.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

John P. Hynes III

Mr. John P Hynes III has a Bachelors of Arts Degree in Political Science from the Richard Stockton College of New Jersey, Pomona N.J. He has been an independent business consultant for the past 6 years. His experiences include working with management of privately held companies to maximize growth as well as general corporate matters. Mr. Hynes also has experience in various industries including Government, Finance, Debt Restructuring, Sales and Marketing. Most recently he was involved with marketing and sales for a year round indoor Baseball Training facility in New Jersey.

Item 9.01  Financial Statements And Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHAT RESOURCES, INC.

By /s/ John P. Hynes III
Name: John P. Hynes III
Title: President
Dated: September 13, 2008